UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BlackRock Bond Fund, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735

To vote by Internet

1)      Read the Proxy Statement and have the proxy card below at hand.

2)      Go to website www.proxyvote.com

3)      Follow the instructions provided on the website.

To vote by Telephone

1)      Read the Proxy Statement and have the proxy card below at hand.

2)      Call 1-800-690-6903

3)      Follow the instructions.

To vote by Mail

1)      Read the Proxy Statement.

2)      Check the appropriate boxes on the proxy card below.

3)      Sign and date the proxy card.

4)      Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

<XXXXX>1                KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BlackRock High Income Fund

				For	Against	Abstain

1.      To consider a proposal to approve an Agreement and Plan of Reorganization (the “Reorganization Agreement”) pursuant to which the Fund would transfer all of its assets to the BlackRock High Yield Bond Portfolio (the “Acquiring Fund”), a series of BlackRock Funds II, in exchange for the assumption by the Acquiring Fund of certain stated liabilities of the Fund and shares of the Acquiring Fund, as detailed in the Reorganization Agreement, which shares will be distributed by your Fund to you on a pro rata basis in complete liquidation of your Fund.

				☐	☐	☐

2. To transact such other business as may properly be presented at the Special Meeting or any adjournment or postponement thereof.

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

<XXXXX>2

BlackRock Bond Fund, Inc., on behalf on its series

BlackRock High Income Fund

100 Bellevue Parkway

Wilmington, Delaware 19809

PROXY

This proxy is solicited on behalf of the Board of Directors

The undersigned shareholder of the BlackRock High Income Fund (the “Fund”), a series of BlackRock Bond Fund, Inc., a Maryland corporation, hereby appoints Howard Surloff, Ira Shapiro, Ben Archibald, Aaron Wasserman, John Perlowski, Neal J. Andrews, Jay M. Fife, Edward Baer, Brendan Kyne, Brian Schmidt, and Janey Ahn, or each of them, as proxies for the undersigned, each with the power to appoint his or her substitute, and hereby authorizes each of them to attend the special meeting of the shareholders of the Fund to be held at the offices of BlackRock Advisors, LLC, 800 Scudders Mill Road, Plainsboro, New Jersey 08536, on Friday, June 24, 2011 at 12:30 p.m. (Eastern time) (the “Special Meeting”), and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Special Meeting and otherwise to represent the undersigned at the Special Meeting with all powers possessed by the undersigned if personally present at the Special Meeting. The undersigned hereby acknowledges receipt of the Notice of the Meeting and the accompanying Prospectus/Proxy Statement, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Special Meeting.

The votes entitled to be cast by the undersigned will be cast in the manner directed herein by the undersigned shareholder. If no direction is made, the votes entitled to be cast by the undersigned will be cast “FOR” the Proposal.

By signing and dating the reverse side of this card, you authorize the proxies to cast all votes you are entitled to cast at the Special Meeting as marked, or if not marked, to vote “FOR” the Proposal, and to use their discretion to vote for any procedural matter relating to the Proposal as may properly come before the Special Meeting or any adjournment or postponement thereof. If you do not intend to personally attend the Special Meeting, please complete and return this card at once in the enclosed envelope.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.